Exhibit 21.1

                              LIST OF SUBSIDIARIES

      Set forth below is a list of all subsidiaries of the Company as of December 31, 1999 the assets and operations of which are included in the Consolidated Financial Statements of Nortek, Inc., except subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary:

NAME OF SUBSIDIARY                                Jurisdiction

Broan-NuTone Canada, Inc.                         Ontario, Canada
   Venmar Ventilation Inc.                        Quebec, Canada
       Aston Industries Inc.                      Quebec, Canada
       Innergy Tech Inc.                          Quebec, Canada
       Venmar CES, Inc.                           Saskatchewan, Canada
       Venmar Ventilation (H.D.H.) Inc.           Quebec, Canada
Broan-NuTone LLC                                  Delaware
   Aubrey Manufacturing, Inc.                     Delaware
   NuTone Inc.                                    Delaware
   Rangaire LP                                    Delaware
Jensen Industries, Inc.                           Delaware
Linear Corporation                                California
   Linear H.K. Manufacturing, Limited             Hong Kong
   Multiplex Technology, Inc.                     California
   We Monitor America Incorporated                Colorado
   Xantech Corporation                            California
Nordyne Inc.                                      Delaware
   Commercial Environmental Systems Group, Inc.   Delaware
       Governair Corporation                      Oklahoma
       Mammoth, Inc.                              Delaware
       Temtrol, Inc.                              Oklahoma
       Ventrol Air Handling Systems Inc.          Quebec, Canada
       Webco, Inc.                                Missouri
Nortek (UK) Limited                               United Kingdom
   Best S.p.A.                                    Italy
       Best Deutschland GmbH                      Germany
       Best France S.A.                           France
   Elektromec S.p.A.                              Italy
Ply Gem Industries, Inc.                          Delaware
   Great Lakes Window, Inc.                       Ohio
   Hoover Treated Wood Products, Inc.             Delaware
   Kroy Building Products, Inc.                   Delaware
   Napco, Inc.                                    Delaware
   Peachtree Doors and Windows, Inc.              Tennessee
       Thermal-Gard, Inc.                         Pennsylvania
   Richwood Building Products, Inc.               Delaware
   SNE Enterprises, Inc.                          Delaware
   Variform, Inc.                                 Missouri